______________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                 ________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                                 ________

                            HON INDUSTRIES Inc.
          (Exact name of registrant as specified in its charter)

     Iowa                                           42-0617510
(State of other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

                           414 East Third Street
                               P.O. Box 1109
                        Muscatine, Iowa  52761-7109
       (Address of principal executive offices, including zip code)
                                  _______

                     1994 MEMBERS' STOCK PURCHASE PLAN
                         (Full Title of the Plan)
                                  _______

                          A. Mosby Harvey, Jr.
              Vice President, General Counsel and Secretary
                           HON INDUSTRIES Inc.
                          414 East Third Street
                              P.O. Box 1109
                       Muscatine, Iowa  52761-7109
                 (Name and address of agent for service)
                                  _______

                             (319) 264-7400
      (Telephone number, including area code, of agent for service)
                                 _______

                      CALCULATION OF REGISTRATION FEE


Title of   Amount to   Proposed maximum Proposed       Amount of
securities be          offering price   maximum        registration
to be      registered  per share        aggregate      fee
registered                              offering price
Common
Stock,     500,000     $30.25<F1>       $15,125,000<F1> $5,216.00
$1.00 par
value

<F1>  Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of such securities on the Nasdaq National Market System on June 14, 1994.

                       Total Number of Pages is 19.
                     Exhibit Index Appears on Page 8.


                                PART II


Item 3.  Incorporation of Documents by Reference

     The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference: the Annual Report of HON INDUSTRIES Inc. (the "Company") on Form 10-K for the fiscal year ended January 1, 1994; the Company's quarterly report on Form 10-Q for the fiscal quarter ended April 2, 1994; and the description of Common Stock contained in its S-1 Registration Statement (Registration No. 2-24569) which description is incorporated in Item 1 of its Registration Statement on Form 8-A (File No. 0-2648, filed May 1, 1967), and all amendments and reports filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

     As permitted by the Iowa Business Corporation Act ("IBCA"), the
Company's Articles of Incorporation (the "Articles") provide that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the director derived an improper personal benefit; or (iv) an improper act related to the payment of dividends or approval of a stock purchase in violation of Section 833 of the IBCA. While the Articles provide protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

     In addition, the Company's By-Laws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative including, without limitation, an action or suit by or in the right of the Company (collectively, "Action")) by reason of the fact that he or she is or was a director, officer, employee, member, if any, volunteer, or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, member, if any, volunteer, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan (each a "Qualified Person"). The indemnification, which may be made in any manner not prohibited by Iowa law, may be against expenses (including attorneys' fees), judgments, fines and amounts paid or incurred in settlement which the Qualified Person actually and reasonably incurred in connection with the Action. Indemnification shall not be provided in any case for (i) a breach of a person's duty of loyalty to the Company; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) a transaction from which the person derives an improper personal benefit; or (iv) proceedings by or in the right of the Company unless permitted by the IBCA. The By-Laws also provide that a Qualified Person shall be indemnified against actually and reasonably incurred expenses in connection with any Action to the extent such Qualified Person has been successful on the merits or otherwise in defense of such Action or in the defense of any claim, issue or matter therein.

     The Company has director and officer liability insurance in the amount of $20,000,000, under which each director and each of certain officers of the Company is insured against certain liabilities.

Item 8.  Exhibits

    4.1 Articles of Incorporation, as amended, incorporated by reference to Exhibit (3)(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

    4.2 By-Laws, as amended, incorporated by reference to Exhibit (3) to the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1993.

    4.3   1994 Members' Stock Purchase Plan.

    4.4 Rights Agreement dated as of July 7, 1988 between the Company and First Chicago Trust Company of New York, incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed July 12, 1988, as amended by amendment dated as of May 1, 1990, incorporated by reference to Exhibit 1 to Amendment No. 1 to Registration Statement on Form 8-A filed May 30, 1990.

    5.1 Opinion of Jeffrey D. Fick, Senior Counsel, HON INDUSTRIES Inc. as to the validity of securities registered hereunder.

   23.1 Consent of Jeffrey D. Fick, Senior Counsel, HON INDUSTRIES Inc. (set forth in his opinion filed as Exhibit 5.1 to this Registration Statement).

   23.2   Consent of Independent Auditors.

     24   Powers of Attorney.

Item 9.  Undertakings

     A.   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on June 16, 1994.


                                    HON INDUSTRIES Inc.


                               BY:  /s/ Stanley M. Howe
                                    Stanley M. Howe
                                    Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 1994.




/s/ Stanley M. Howe                /s/ Jack D. Michaels
Stanley M. Howe                    Jack D. Michaels
Chairman of the Board              President and CEO,
 and Director                       Principal Executive
                                    Officer, and Director


/s/ Melvin L. McMains              /s/ Robert W. Cox
Melvin L. McMains                  Robert W. Cox
Controller and Principal           Director
 Accounting Officer



/s/ W. James Farrell               /s/ Austin T. Hunt, Jr.
W. James Farrell                   Austin T. Hunt
Director                           Director



/s/ Lee Liu                        /s/ Celeste C. Michalski
Lee Liu                            Celeste C. Michalski
Director                           Director



/s/ Michael S. Plunkett            /s/ Herman J. Schmidt
Michael S. Plunkett                Herman J. Schmidt
Director                           Director



/s/ Richard H. Stanley             /s/ Jan K. Ver Hagen
Richard H. Stanley                 Jan K. Ver Hagen
Director                           Director



/s/ Lorne R. Waxlax
Lorne R. Waxlax
Director



     The undersigned by signing his name hereunto has hereby signed this Registration Statement on behalf of the above-named officers and directors, on June 16, 1994, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission as
Exhibit 24 to this Registration Statement.


By:  /s/ Jack D. Michaels
     Jack D. Michaels

                               EXHIBIT INDEX
                                                       Sequential
Number    Description                                  Page Number
 4.1       Articles of Incorporation,                      4
           as amended, incorporated by
           reference to Exhibit (3)(a) to
           the Company's Annual Report on
           Form 10-K for the fiscal year
           ended December 31, 1988.

 4.2       By-Laws, as amended,                            4
           incorporated by reference to
           Exhibit (3) to the Company's
           Annual Report on Form 10-K for
           the fiscal year ended
           January 2, 1993.

 4.3       1994 Members' Stock Purchase                    9
           Plan.

 4.4       Rights Agreement dated as of                    4
           July 7, 1988 between the
           Company and First Chicago Trust
           Company of New York,
           incorporated by reference to
           Exhibit 1 to Registration
           Statement on Form 8-A filed
           July 12, 1988, as amended by
           amendment dated as of May 1,
           1990, incorporated by reference
           to Exhibit 1 to Amendment No. 1
           to Registration Statement on
           Form 8-A filed May 30, 1990.

 5.1       Opinion of Jeffrey D. Fick,                    16
           Senior Counsel, HON INDUSTRIES Inc.
           as to the validity of securities
           registered hereunder.

23.1       Consent of Jeffrey D. Fick,                    16
           Senior Counsel, HON INDUSTRIES Inc.
           (set forth in their opinion filed
           as Exhibit 5.1 to this Registration
           Statement).

23.2       Consent of Independent Auditors.               17

24         Powers of Attorney.                            18